Exhibit 99.1

EMCORE Reports Fiscal 2023 Second Quarter Results

ALHAMBRA, CA, May 4, 2023 – EMCORE Corporation (Nasdaq: EMKR), the world’s largest independent provider of inertial navigation solutions to the aerospace and defense industry, today announced results for the fiscal 2023 second quarter (2Q23) ended March 31, 2023. Management will host a conference call to discuss 2Q23 financial and business results today at 5:00 p.m. Eastern Time (ET).

For 2Q23, EMCORE’s consolidated revenue was $26.8 million, comprised of $25.2 million from the Aerospace and Defense (A&D) segment, of which $24.3 million was inertial navigation, and $1.6 million from the Broadband segment. Net loss was $12.2 million and $8.3 million on a GAAP and non-GAAP basis, respectively. Adjusted EBITDA was negative $6.5 million. Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

“EMCORE has entered the final phase of its restructuring as a pure play inertial navigation solutions provider to the A&D market. In 2Q23, our inertial navigation revenue grew 21% to $24.3 million compared to 1Q23 and included strong performances from our Tinley Park, Budd Lake, and Alhambra FOG operations,” said Jeff Rittichier, President and Chief Executive Officer of EMCORE. “Going forward, we anticipate revenue for the June quarter to be in the range of $25 million to $27 million, including approximately $1 million of non-inertial navigation revenue. In addition, we are working with our Broadband and Defense Optoelectronic customers on last time buys, which currently are expected to total approximately $10 million over the next few quarters.”

Consolidated Results

Three Months Ended
	Mar 31, 2023	Dec 31, 2022	+increase/ -decrease
	2Q23	1Q23
Revenue	$26.8M	$25.0M	+$1.8M
Gross margin	14%	12%	+2%
Operating expenses	$15.8M	$14.6M	+$1.2M
Operating margin	(45%)	(46%)	+1%
Net loss	($12.2M)	($11.7M)	-$0.5M
Net loss per share diluted	($0.27)	($0.31)	+$0.04
Non-GAAP gross margin (a)	16%	15%	+1%
Non-GAAP operating expenses (a)	$12.4M	$11.8M	+$0.6M
Non-GAAP operating margin (a)	(30%)	(32%)	+2%
Non-GAAP net loss (a)	($8.3M)	($8.2M)	-$0.1M
Non-GAAP net loss per share diluted (a)	($0.18)	($0.22)	+$0.03
Adjusted EBITDA	($6.5M)	($6.5M)	$—M
Ending cash and cash equivalents	$24.8M	$24.2M	+$0.6M
Line of credit and loan payable	$12.0M	$12.3M	-$0.3M
(a) Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

Aerospace and Defense Segment

For 2Q23, A&D’s sequential-quarter revenue increase was driven by inertial navigation, which grew to $24.3 million, an increase of $4.3 million or 21%. This was slightly offset by a drop in sales of defense optoelectronics. A&D’s gross margin increase was driven primarily by the higher revenue. R&D expense increased sequentially due to increased project material spend.

Three Months Ended
	Mar 31, 2023	Dec 31, 2022	+increase/ -decrease
	2Q23	1Q23
A&D segment revenue	$25.2M	$21.7M	+$3.5M
A&D segment gross margin	22%	19%	+3%
A&D segment R&D expense	$5.3M	$4.3M	+$1.0M
A&D segment gross profit less R&D expense	$0.3M	($0.2M)	+$0.5M
Non-GAAP A&D segment gross margin (a)	24%	22%	+2%
Non-GAAP A&D segment R&D expense (a)	$5.1M	$4.2M	+$0.9M
Non-GAAP A&D segment gross profit less R&D expense (a)	$0.9M	$0.6M	+$0.3M
(a) Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

Broadband Segment

For 2Q23, Broadband’s sequential-quarter revenue decrease was primarily due to lower sales of CATV, wireless, and sensing products, partly offset by higher Chips revenue. Broadband’s gross margin decline was due primarily to the lower revenue. R&D expense decreased sequentially due to lower net expense on Chips development.

Three Months Ended
	Mar 31, 2023	Dec 31, 2022	+increase/ -decrease
	2Q23	1Q23
Broadband segment revenue	$1.6M	$3.3M	-$1.7M
Broadband segment gross margin	(112%)	(32%)	-80%
Broadband segment R&D expense	$0.5M	$1.0M	-$0.5M
Broadband segment gross profit less R&D expense	($2.3M)	($2.1M)	-$0.2M
Non-GAAP Broadband segment gross margin (a)	(104%)	(27%)	-77%
Non-GAAP Broadband segment R&D expense (a)	$0.5M	$0.9M	-$0.4M
Non-GAAP Broadband segment gross profit less R&D expense (a)	($2.1M)	($1.8M)	-$0.3M
(a) Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

Business Outlook

The Company expects revenue for the fiscal third quarter (3Q23) ending June 30, 2023 to be in the range of $25 million to $27 million, including approximately $1 million of non-inertial navigation revenue.

Conference Call

The Company will discuss its financial results on Thursday, May 4, 2023 at 5:00 p.m. ET (2:00 p.m. PT). To participate in the conference call, click on the following link (ten minutes prior to the call) to register: https://register.vevent.com/register/BI69d5a1a2ca3b400c91ffdf33c57d4202. Once registered, participants will have the option of: 1) dialing in from their phone (using their PIN); or 2) clicking the “Call Me” option to receive an automated call directly to their phone. The call will be webcast live via the Company's website at https://investor.emcore.com. A webcast will be available for replay following the conclusion of the call.

About EMCORE

EMCORE Corporation is a leading provider of inertial navigation products for the aerospace and defense markets. We leverage industry-leading Photonic Integrated Chip (PIC), Quartz MEMS, and Lithium Niobate chip-level technology to deliver state-of-the-art component and system-level products across our end-market applications. EMCORE has vertically-integrated manufacturing capability at its facilities in Alhambra, CA, Budd Lake, NJ, Concord, CA, and Tinley Park, IL. Our manufacturing facilities maintain ISO 9001 quality management certification, and we are AS9100 aerospace quality certified at our facilities in Budd Lake and Concord. For further information about EMCORE, please visit http://www.emcore.com.

Use of Non-GAAP Financial Measures

The Company conforms to U.S. Generally Accepted Accounting Principles (“GAAP”) in the preparation of its financial statements. We disclose supplemental non-GAAP earnings measures for gross margin, operating expenses, research and development expenses, operating margin, and net loss, as well as adjusted EBITDA. The Company has, regardless of result, applied consistent rationale and methods when presenting supplemental non-GAAP measures.

Management believes these supplemental non-GAAP measures reflect the Company’s core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these measures when evaluating its financial results and for planning and forecasting of future periods. We believe that these supplemental non-GAAP measures are also useful to investors in assessing our operating performance. While we believe in the usefulness of these supplemental non-GAAP measures, there are limitations. Our non-GAAP measures may not be reported by other companies in our industry and/or may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. We compensate for these limitations by using these non-GAAP measures as a supplement to GAAP and by providing the reconciliations to the most comparable GAAP measure.

The schedules at the end of this press release reconcile the Company’s non-GAAP measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business, they do not involve the expenditure of cash, they are unrelated to the ongoing operation of the business in the ordinary course, or their magnitude and timing is largely outside of the Company’s control. An example of one item that regularly meets one or more of these characteristics is stock-based compensation. There are also, from time-to-time, other examples such as litigation-related expenses (only after a legal matter has turned into active litigation) or acquisition-related costs. For all reporting periods disclosed, the Company has applied consistent rationale, method, and adjustments in reconciling non-GAAP measures to the most directly comparable GAAP measure.

Non-GAAP measures are not in accordance with or an alternative to GAAP, nor are they meant to be considered in isolation or as a substitute for comparable GAAP measures. Our disclosures of these measures should be read only in conjunction with our financial statements prepared in accordance with GAAP. Non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

Forward-Looking Statements

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Such forward-looking statements include, in particular, projections about our future results, including expected revenue for 3Q23, and statements about our future results of operations and financial position, plans, strategies, business prospects, changes, and trends in our business and the markets in which we operate.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters such as the development of new products, future growth, enhancements or technologies, sales levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. We caution that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) any disruptions to our operations as a result of our restructuring activities; (b) risks related to costs and expenses incurred in connection with restructuring activities and anticipated operational costs savings arising from the restructuring actions; (c) risks related to the loss of personnel; (d) risks related to customer and vendor relationships and contractual obligations with respect to the shutdown of the Broadband business segment and the discontinuance of its defense optoelectronics product line; (e) risks and uncertainties related to our current expectations with respect to potential revenues arising from last time buys by our Broadband and Defense Optoelectronics customers; (f) risks related to the closing of the manufacturing support and engineering center in China; (g) the rapidly evolving markets for the Company's products and uncertainty regarding the development of these markets; (h) the Company's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; (i) delays and other difficulties in commercializing new products; (j) the failure of new products: (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and (iv) to successfully compete with products offered by our competitors; (k) uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; (l) actions by competitors; (m) risks and uncertainties related to applicable laws and regulations; (n) acquisition-related risks, including that (i) the revenues and net operating results obtained from our recent acquisitions may not meet our expectations, (ii) the costs and cash expenditures for integration of our recent acquisitions may be higher than expected, (iii) we may not recognize the anticipated synergies from our recent acquisitions, (iv) there could be losses and liabilities arising from these acquisitions that we will not be able to recover from any source, and (v) we may not realize sufficient scale from these acquisitions and will need to take additional steps, including making additional acquisitions, to achieve our growth objectives; (o) risks related to our ability to obtain capital; (p) the effect of component shortages and any alternatives thereto; (q) risks and uncertainties related to manufacturing and production capacity; (r) risks related to the conversion of order backlog into product revenue; and (r) other risks and uncertainties discussed under Item 1A - Risk Factors in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as updated by our subsequent periodic reports.

Forward-looking statements are based on certain assumptions and analysis made in light of our experience and perception of historical trends, current conditions, and expected future developments as well as other factors that we believe are appropriate under the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC. We do not intend to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

EMCORE CORPORATION
Condensed Consolidated Balance Sheets
(unaudited)

	March 31,	September 30,
(in thousands)	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$24,348	$25,625
Restricted cash	495	520
Accounts receivable, net of credit loss of $396 and $337, respectively	22,579	18,073
Contract assets	7,414	4,560
Inventory	40,086	37,035
Prepaid expenses	3,734	4,061
Other current assets	2,074	3,063
Total current assets	100,730	92,937
Property, plant, and equipment, net	26,325	37,867
Goodwill	16,422	17,894
Operating lease right-of-use assets	27,239	23,243
Other intangible assets, net	14,947	14,790
Other non-current assets	2,408	2,351
Total assets	$188,071	$189,082
LIABILITIES and SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,141	$12,729
Accrued expenses and other current liabilities	11,877	8,124
Contract liabilities	4,247	5,300
Loan payable - current	852	852
Operating lease liabilities - current	2,647	2,213
Total current liabilities	33,764	29,218
Line of credit	6,553	9,599
Loan payable - non-current	4,616	5,042
Operating lease liabilities - non-current	25,434	21,625
Asset retirement obligations	4,091	4,664
Other long-term liabilities	8	106
Total liabilities	74,466	70,254
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value, 100,000 shares authorized; 60,790 shares issued and 53,884 shares outstanding as of March 31, 2023; 44,497 shares issued and 37,591 shares outstanding as of September 30, 2022	806,100	787,347
Treasury stock at cost; 6,906 shares as of March 31, 2023 and September 30, 2022	(47,721)	(47,721)
Accumulated other comprehensive income	1,246	1,301
Accumulated deficit	(646,020)	(622,099)
Total shareholders’ equity	113,605	118,828
Total liabilities and shareholders’ equity	$188,071	$189,082

EMCORE CORPORATION
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
(in thousands, except for per share data)	2023	2022	2023	2022
Revenue	$26,820	$32,650	$51,773	$74,886
Cost of revenue	23,109	23,633	45,003	50,072
Gross profit	3,711	9,017	6,770	24,814
Operating expense:
Selling, general, and administrative	9,951	7,563	19,895	14,750
Research and development	5,797	4,535	11,148	9,162
Severance	(17)	20	458	1,318
Loss (gain) on sale of assets	24	(788)	(1,147)	(601)
Total operating expense	15,755	11,330	30,354	24,629
Operating (loss) income	(12,044)	(2,313)	(23,584)	185
Other (expense) income:
Interest expense, net	(222)	(12)	(463)	(23)
Foreign exchange gain (loss)	46	(17)	121	25
Other income	46	—	153	—
Total other (expense) income	(130)	(29)	(189)	2
(Loss) income before income tax (expense) benefit	(12,174)	(2,342)	(23,773)	187
Income tax (expense) benefit	(54)	117	(148)	2
Net (loss) income	$(12,228)	$(2,225)	$(23,921)	$189
Foreign exchange translation adjustment	8	2	55	22
Comprehensive (loss) income	$(12,220)	$(2,223)	$(23,866)	$211
Per share data:
Net (loss) income per basic share	$(0.27)	$(0.06)	$(0.58)	$0.01
Weighted-average number of basic shares outstanding	45,240	37,217	41,356	37,082
Net (loss) income per diluted share	$(0.27)	$(0.06)	$(0.58)	$0.01
Weighted-average number of diluted shares outstanding	45,240	37,217	41,356	38,384

EMCORE CORPORATION
Reconciliations of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended
	Mar 31, 2023	Dec 31, 2022
(in thousands, except for percentages)	2Q23	1Q23
Gross profit	$3,711	$3,059
Gross margin	14%	12%
Stock-based compensation expense	331	387
Asset retirement obligation accretion	(18)	51
Amortization of intangible assets	287	326
Non-GAAP gross profit	$4,311	$3,823
Non-GAAP gross margin	16%	15%

	Three Months Ended
	Mar 31, 2023	Dec 31, 2022
(in thousands)	2Q23	1Q23
Operating expense	$15,755	$14,599
Stock-based compensation expense	(1,204)	(1,347)
Severance expense	17	(475)
(Loss) gain on sale of assets	(24)	1,171
Transition-related expense	(1,264)	(2,060)
Litigation-related expense	(884)	(105)
Non-GAAP operating expense	$12,396	$11,783

	Three Months Ended
	Mar 31, 2023	Dec 31, 2022
(in thousands, except for percentages)	2Q23	1Q23
Operating profit	$(12,044)	$(11,540)
Operating margin	(45%)	(46%)
Stock-based compensation expense	1,535	1,734
Asset retirement obligation accretion	(18)	51
Amortization of acquired intangibles	287	326
Severance expense	(17)	475
Loss (gain) on sale of assets	24	(1,171)
Transition-related expense	1,264	2,060
Litigation-related expense	884	105
Non-GAAP operating profit	$(8,085)	$(7,960)
Non-GAAP operating margin	(30%)	(32%)
Depreciation expense	1,566	1,450
Adjusted EBITDA	$(6,519)	$(6,510)
Adjusted EBITDA %	(24%)	(26%)

	Three Months Ended
	Mar 31, 2023	Dec 31, 2022
(in thousands, except for per share data and percentages)	2Q23	1Q23
Net loss	$(12,228)	$(11,693)
Net loss per share basic and diluted	$(0.27)	$(0.31)
Stock-based compensation expense	1,535	1,734
Asset retirement obligation accretion	(18)	51
Amortization of intangible assets	287	326
Severance expense	(17)	475
Loss (gain) on sale of assets	24	(1,171)
Transition-related expense	1,264	2,060
Litigation-related expense	884	105
Other income	(46)	(107)
Foreign exchange (gain) loss	(46)	(75)
Income tax expense (benefit)	54	94
Non-GAAP net loss	$(8,307)	$(8,201)
Non-GAAP net loss per share basic and diluted	$(0.18)	$(0.22)
Interest expense, net	222	241
Depreciation expense	1,566	1,450
Adjusted EBITDA	$(6,519)	$(6,510)
Adjusted EBITDA %	(24%)	(26%)

	Three Months Ended			Three Months Ended
(in thousands, except for percentages)	Mar 31, 2023	Dec 31, 2022		Mar 31, 2023	Dec 31, 2022
	2Q23	1Q23		2Q23	1Q23
Aerospace and Defense			Broadband
Gross profit	$5,515	$4,108	Gross profit	$(1,804)	$(1,049)
Gross margin	22%	19%	Gross margin	(112%)	(32%)
Stock-based compensation expense	249	273	Stock-based compensation expense	82	114
Asset retirement obligation accretion	(30)	39	Asset retirement obligation accretion	12	12
Amortization of intangible assets	254	293	Amortization of intangible assets	33	33
Non-GAAP gross profit	$5,988	$4,713	Non-GAAP gross profit	$(1,677)	$(890)
Non-GAAP gross margin	24%	22%	Non-GAAP gross margin	(104%)	(27)%

R&D expense	$5,253	$4,349	R&D expense	$544	$1,002
Stock-based compensation expense	(176)	(193)	Stock-based compensation expense	(77)	(79)
Non-GAAP R&D expense	$5,077	$4,156	Non-GAAP R&D expense	$467	$923
Non-GAAP profit	$911	$557	Non-GAAP profit	$(2,144)	$(1,813)

Contact:
EMCORE Corporation
Tom Minichiello
(626) 293-3400
investor@emcore.com